EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Randy Buchamer, Chief Executive Officer of Voice Mobility International, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 10-KSB of Voice Mobility International, Inc. for the year ended December 31, 2005 (the 'Report') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Voice Mobility International, Inc.

Dated: March 15, 2006

/s/ Randy Buchamer
Randy Buchamer Chief Executive Officer, Voice Mobility International, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Voice Mobility International, Inc. and will be retained by Voice Mobility International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.